UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2010

Sara Lee Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Downers Grove, Illinois		60515
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 598-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Sara Lee Corporation (the “Company”) entered into a Pricing Agreement, dated as of August 30, 2010 (the “Pricing Agreement”), by and between the Company and J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.) and Banc of America Securities LLC, as representatives of the several underwriters named on Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Company has agreed to issue to the Underwriters $400 million aggregate principal amount of 2.75% Notes due September 15, 2015 and $400 million aggregate principal amount of 4.10% Notes due September 15, 2020 (the “Notes”). The Pricing Agreement incorporates the Company’s Debt Securities Underwriting Standard Provisions dated August 30, 2010 (the “Underwriting Standard Provisions”). The Notes are subject to the Registration Statement on Form S-3 (File No. 333-158504) that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2009 relating to the public offering from time to time of debt securities of the Company pursuant to Rule 415 of the Securities Act of 1933, as amended.

In connection with the Company’s filing with the SEC of a definitive prospectus supplement, dated August 30, 2010, and prospectus, dated April 9, 2009, relating to the public offering of the Notes, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Standard Provisions

4.1	Form of 2.75% Note due September 15, 2015

4.2	Form of 4.10% Note due September 15, 2020

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Venable LLP

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

23.2	Consent of Venable LLP (included in Exhibit 5.2 hereto)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2010

SARA LEE CORPORATION

By:	/s/ Helen N. Kaminski
Name:	Helen N. Kaminski
Title:	Assistant General Counsel, Corporate & Securities